UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2008

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 3, 2008, YTB International, Inc. (the “Company”) appointed Andrew Cauthen, its existing Corporate Secretary and the President and Chief Executive Officer of its wholly-owned subsidiary, YourTravelBiz.com, Inc. (“YourTravelBiz.com”), as the Chief Operating Officer of the Company, effective January 1, 2008. Mr. Cauthen, age 63, joined the Company in November 2004 as Chief Operating Officer of YourTravleBiz.com and was later appointed President and Chief Executive Officer of YourTravelBiz.com. Mr. Cauthen’s background lies in executive management, corporate operations, administration, marketing and sales. He has served as president and CEO of two major ($1 billion plus asset-based) companies, and has had P&L responsibility for a $200 million budget and 2,000 employees. He was appointed Corporate Secretary of the Company in December 2006.

The description of the employment agreement entered into by Mr. Cauthen and the Company set forth under Item 5.02(e) of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 5.02(c).

(e) In conjunction with Mr. Cauthen’s appointment as the Company’s Chief Operating Officer, on January 3, 2008, he entered into an employment agreement with the Company, effective as of January 1, 2008 (the “Cauthen Employment Agreement”). Under the Cauthen Employment Agreement, Mr. Cauthen will serve as the Company’s Corporate Secretary and Chief Operating Officer for a five-year term, earning a starting annual base salary (in 2008) of $300,000, which shall increase in increments of $25,000 for each successive year under the agreement. The agreement automatically renews for additional one year terms at the then-current base salary upon the expiration of the initial term or any successor term if either party does not provide notice of non-renewal at least 90 days prior to such expiration.

Beyond base salary, under the Cauthen Employment Agreement, Mr. Cauthen was also awarded an incentive stock option to purchase 300,000 shares of the Company’s Class A Common Stock, which shall vest in five equal installments of 60,000 shares-- on the effective date of the Cauthen Employment Agreement and the first four anniversaries thereof. Mr. Cauthen will furthermore be eligible for a bonus equal to two percent (2%) of the Company’s net pre-tax income for each year under the Cauthen Employment Agreement in which the Company’s net pre-tax income equals or exceeds $4,000,000, subject to the determination of the Compensation Committee of the Company’s Board of Directors. Such bonus shall be payable in the form of a restricted stock award.

In consideration of his employment by the Company pursuant to the terms of the Cauthen Employment Agreement, Mr. Cauthen is subject to non-competition and non-solicitation restrictions for the entire duration of the agreement and for a period of two years thereafter. In the event of termination of the agreement by the Company without cause, Mr. Cauthen is to be paid his base salary for the remainder of the term of the agreement as if it had not been terminated.

A copy of the form of Cauthen Employment Agreement is annexed to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Form of Employment Agreement, dated as of January 1, 2008, by and between YTB International, Inc. and Andrew Cauthen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: January 10, 2008	By:	/s/ John D. Clagg
Name: John D. Clagg
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

10.1	Form of Employment Agreement, dated as of January 1, 2008, by and between YTB International, Inc. and Andrew Cauthen.